    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1997


                                                      REGISTRATION NO. 333-34531
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           KOFAX IMAGE PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         3577                        33-0114967
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                   3 JENNER STREET, IRVINE, CALIFORNIA 92618
                                 (714) 727-1733
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

              DAVID S. SILVER, CHAIRMAN OF THE BOARD AND PRESIDENT
                           KOFAX IMAGE PRODUCTS, INC.
                                3 JENNER STREET
                            IRVINE, CALIFORNIA 92618
                                 (714) 727-1733
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

              K.C. SCHAAF, ESQ.                            LIOR O. NUCHI, ESQ.
          CHRISTOPHER D. IVEY, ESQ.                      WILLIAM J. NEWELL, ESQ.
           WILLIAM E. GARRETT, ESQ.                         DAWN L. JUDD, ESQ.
             MARC G. ALCSER, ESQ.                         WENDY M. PIZARRO, ESQ.
      STRADLING, YOCCA, CARLSON & RAUTH,          MCCUTCHEN, DOYLE, BROWN & ENERSEN LLP
          A PROFESSIONAL CORPORATION                ONE EMBARCADERO CENTER, SUITE 200
     660 NEWPORT CENTER DRIVE, SUITE 1600                     2100 GENG ROAD
       NEWPORT BEACH, CALIFORNIA 92660                 PALO ALTO, CALIFORNIA 94303
                (714) 725-4000                                (415) 846-4000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the Common Stock being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee, the NASD filing fee and the Nasdaq National Market application fee.

                                                                          TO BE PAID BY
                                                                           THE COMPANY
                                                                          --------------
        SEC registration fee............................................     $  9,061
        NASD filing fee.................................................        3,490
        Nasdaq National Market application fee..........................       30,736
        Printing expenses...............................................      115,000
        Legal fees and expenses.........................................      200,000
        Accounting fees and expenses....................................      130,000
        Blue sky fees and expenses......................................       10,000
        Transfer agent and registrar fees...............................        4,000
        Director and Officer liability insurance........................      250,000
        Miscellaneous...................................................       47,713
                                                                             --------
                  Total.................................................     $800,000
                                                                             ========


     The Company will bear the expenses of the Selling Stockholders in connection with the registration of their shares, other than the underwriting discounts and commissions.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Delaware General Corporation Law, the Restated Certificate of Incorporation of the Company (Exhibit 3.1 hereto) eliminates the liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a directors, except to the extent otherwise required by the Delaware General Corporation Law.

     The Restated Certificate of Incorporation provides that the Company will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Company against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. The Company's Bylaws (Exhibit 3.3 hereto) provide for a similar indemnity to directors and officers of the Company to the fullest extent authorized by the Delaware General Corporation Law.

     The Restated Certificate of Incorporation also gives the Company the ability to enter into indemnification agreements with each of its directors and officers. The Company has entered into indemnification agreement with each of its directors and officers (Exhibit 10.8 hereto), which provide for the indemnification of directors an officers of the Company against any an all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following is a summary of transactions by the Company during the last three years preceding the date hereof involving sales of the Company's securities that were not registered under the Securities Act:

     From time to time since July 1, 1994, the Registrant issued an aggregate of 410,625 incentive stock options, nonqualified stock options and rights to purchase Common Stock pursuant to the Registrant's Amended and Restated Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase

Plan and the 1996 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (collectively the "Plans") to officers, directors and employees of the Registrant. During the period referred to above through August 22, 1997, 40,987 options and rights to purchase granted pursuant to the Plans were exercised for an aggregate exercise price of $35,250. Exemption from the registration provisions of the Securities Act is claimed, with respect to the grant of options referred to above, on the basis that the grant of options did not involve a "sale" of securities and, therefore, registration thereof was not required, and with respect to the exercise of options and rights to purchase referred to above, on the basis that such transactions met the requirements of Rule 701 as promulgated under Section 3(b) of the Securities Act.

     In February 1996, Kofax Image Products, a California corporation ("Kofax California"), merged with and into its wholly-owned subsidiary, Kofax Image Products, Inc., a Delaware corporation ("Kofax Delaware"). In connection with the merger, Kofax Delaware issued an aggregate of 1,307,069 shares of Common Stock to the holders of common stock of Kofax California and an aggregate of 2,667,002 shares of preferred stock to the holders of preferred stock of Kofax California, such that holders of Common Stock and preferred stock of Kofax California received a proportionate interest in Kofax Delaware common stock and preferred stock, respectively, without giving effect to the offering. The issuances of securities will not be registered under the Securities Act due to the exemption from registration thereunder provided by Section 3(a)(9) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


EXHIBIT
  NO.                                          DESCRIPTION
-------     ----------------------------------------------------------------------------------
   1.1      Form of Underwriting Agreement.(1)
   3.1      Restated Certificate of Incorporation of the Company.(1)
   3.2      Bylaws of the Company, as amended.(1)
   3.3      Certificate of Amendment of Certificate of Incorporation of the Company.(1)
   4.1      Specimen Certificate of Common Stock.(1)
   5.1      Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation.(1)
  10.1      Amended and Restated Incentive Stock Option, Nonqualified Stock Option and
            Restricted Stock Purchase Plan (the "1992 Plan"), as amended on September 11,
            1992.(1)
  10.2      Form of Incentive Option Agreement pertaining to the 1992 Plan.(1)
  10.3      Form of Nonqualified Option Agreement pertaining to the 1992 Plan.(1)
  10.4      Form of Restricted Stock Agreement pertaining to the 1992 Plan.(1)
  10.5      1996 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock
            Purchase Plan (the "1996 Plan").(1)
  10.6      Form of Stock Option Agreement pertaining to the 1996 Plan.(1)
  10.7      Intentionally omitted.
  10.8      Kofax Image Products, Inc. 1997 Stock Option Plan for Non-Employee Directors (the
            "Director Plan").(1)
  10.9      Form of Stock Option Agreement pertaining to the Director Plan.(1)
  10.10     Kofax Image Products, Inc. 1997 Employee Stock Purchase Plan.(1)
  10.11     Form of Indemnification Agreement for Officers and Directors of the Company.(1)
  10.12     Loan and Security Agreement, dated February 28, 1992, between the Company and
            Silicon Valley Bank; Amendment to Loan Agreement, dated March 9, 1993; Amendment to Loan and Security Agreement, dated October 10, 1994; Amendment to Loan and
            Security Agreement, dated October 5, 1995; Amendment to Loan and Security
            Agreement, dated January 26, 1996; and Amendment to Loan and Security Agreement,
            dated October 31, 1996.(1)
  10.13     First Restated Registration Rights Agreement, dated as of March 6, 1989, by and among the Company and the Purchasers identified therein.(1)
  10.14     Lease, dated March 31, 1988, between The Irvine Company, as Landlord, and the
            Company, as Tenant, relating to the Company's Irvine, California offices; First
            Amendment to Lease, dated March 7, 1990; Second Amendment to Lease, dated May 4,
            1990; Third Amendment to Lease, dated August 22, 1991; Fourth Amendment to Lease, dated March 15, 1994; and Fifth Amendment to Lease, dated September 25, 1996.(1)
  10.15     Net Lease, dated February 24, 1989, between LaserData, Inc. and Vesper Properties
            I Trust; Amendment 1, dated September 11, 1991; Amendment No. 2, dated August 31,
            1994; and Amendment No. 3, dated July 24, 1997.(1)
  10.16     Asset Purchase Agreement, dated December 30, 1995, between the Company and
            LaserData, Inc.(1)
  10.17     Distributor Agreement, dated August 16, 1990, between the Company and Law-Cypress
            Distributing.

EXHIBIT
  NO.                                          DESCRIPTION
-------     ----------------------------------------------------------------------------------
  10.18     Distributor Agreement, dated March 1, 1993, between the Company and Tech Data
            Corporation; Modification Agreement, dated September 24, 1996; Letter Amendment, dated October 16, 1996; Addendum, dated October 23, 1996.*
  10.19     Distributor Agreement, dated July 25, 1990, between the Company and Cranel Inc.(1)
  10.20     License Agreement, dated September 10, 1996, between the Company and CAERE
            Corporation.*
  10.21     Software License Agreement, dated October 1, 1993, between the Company and
            Softbridge Inc.*
  10.22     Software License Agreement, dated June 1, 1993, between the Company and Pixel
            Translations, Inc.; Modification to Software License Agreement, dated July 1,
            1995; and Modification to Software License Agreement, dated June 1, 1996.*
  10.23     Services Contract, dated September 25, 1995, between the Company and Midcontinent
            Business Systems, Inc.*
  10.24     License Contract, dated July 1, 1996, between the Company and Midcontinent
            Business Systems, Inc.*
  10.25     NEST SDK Developer Product Distribution License Exhibit, dated July 31, 1996, between the Company and Novell, Inc.*
  10.26     Temporary Distribution License, dated October 17, 1996, between the Company and
            Novell, Inc.(1)
  11.1      Computation of pro forma net income (loss) per share.(1)
  23.1      Consent of Stradling, Yocca, Carlson & Rauth (see Exhibit 5.1).
  23.2      Consent of Deloitte & Touche LLP.
  24.1      Power of Attorney (see page II-6).(1)
  27.1      Financial Data Schedule.(1)


---------------
(1) Previously filed.


 * Registrant has sought confidential treatment pursuant to Rule 406 for a portion of the referenced exhibit.


     (b) FINANCIAL STATEMENT SCHEDULES

        Schedule II -- Valuation and Qualifying Accounts

     All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS

     The Company hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes that:

          For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 8th day of October, 1997.


                                          KOFAX IMAGE PRODUCTS, INC.

                                          By: /s/ DAVID S. SILVER
                                            ------------------------------------
                                            David S. Silver
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 TITLE                      DATE
---------------------------------------------   ------------------------------   ----------------

             /s/ DAVID S. SILVER                    Chairman of the Board,        October 8, 1997
---------------------------------------------     President, Chief Executive
               David S. Silver                       Officer and Director
                                                (Principal Executive Officer)

            /s/ RONALD J. FIKERT*               Vice President Finance, Chief     October 8, 1997
---------------------------------------------       Financial Officer and
              Ronald J. Fikert                  Secretary (Principal Financial
                                                   and Principal Accounting
                                                           Officer)
             /s/ DEAN A. HOUGH*                  Vice President, Engineering      October 8, 1997
---------------------------------------------            and Director
                Dean A. Hough

           /s/ ALEXANDER CILENTO*                          Director               October 8, 1997
---------------------------------------------
              Alexander Cilento

           /s/ WILLIAM E. DROBISH*                         Director               October 8, 1997
---------------------------------------------
             William E. Drobish

            /s/ CLIFFORD L. HAAS*                          Director               October 8, 1997
---------------------------------------------
              Clifford L. Haas

              /s/ B. ALLEN LAY*                            Director               October 8, 1997
---------------------------------------------
                B. Allen Lay

            /s/ DAVID C. SEIGLE*                           Director               October 8, 1997
---------------------------------------------
               David C. Seigle


*By:/s/ DAVID S. SILVER
------------------------------------
          David S. Silver,
        as Attorney-In-Fact

                                 EXHIBIT INDEX


                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
  NO.                                     DESCRIPTION                                     PAGE
-------     ------------------------------------------------------------------------  ------------
   1.1      Form of Underwriting Agreement(1).......................................
   3.1      Restated Certificate of Incorporation of the Company(1).................
   3.2      Bylaws of the Company, as amended(1)....................................
   3.3      Certificate of Amendment of Certificate of Incorporation of the
            Company(1)..............................................................
   4.1      Specimen Certificate of Common Stock(1).................................
   5.1      Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
            Corporation(1)..........................................................
  10.1      Amended and Restated Incentive Stock Option, Nonqualified Stock Option
            and Restricted Stock Purchase Plan (the "1992 Plan"), as amended on
            September 11, 1992(1)...................................................
  10.2      Form of Incentive Option Agreement pertaining to the 1992 Plan(1).......
  10.3      Form of Nonqualified Option Agreement pertaining to the 1992 Plan(1)....
  10.4      Form of Restricted Stock Agreement pertaining to the 1992 Plan(1).......
  10.5      1996 Incentive Stock Option, Nonqualified Stock Option and Restricted
            Stock Purchase Plan (the "1996 Plan")(1)................................
  10.6      Form of Stock Option Agreement pertaining to the 1996 Plan(1)...........
  10.7      Intentionally omitted...................................................
  10.8      Kofax Image Products, Inc. 1997 Stock Option Plan for Non-Employee
            Directors (the "Director Plan")(1)......................................
  10.9      Form of Stock Option Agreement pertaining to the Director Plan(1).......
  10.10     Kofax Image Products, Inc. 1997 Employee Stock Purchase Plan(1).........
  10.11     Form of Indemnification Agreement for Officers and Directors of the
            Company(1)..............................................................
  10.12     Loan and Security Agreement, dated February 28, 1992, between the
            Company and Silicon Valley Bank; Amendment to Loan Agreement, dated
            March 9, 1993; Amendment to Loan and Security Agreement, dated October
            10, 1994; Amendment to Loan and Security Agreement, dated October 5,
            1995; Amendment to Loan and Security Agreement, dated January 26, 1996;
            and Amendment to Loan and Security Agreement, dated October 31,
            1996(1).................................................................
  10.13     First Restated Registration Rights Agreement, dated as of March 6, 1989, by and among the Company and the Purchasers identified therein(1).......
  10.14     Lease, dated March 31, 1988, between The Irvine Company, as Landlord, and the Company, as Tenant, relating to the Company's Irvine, California offices; First Amendment to Lease, dated March 7, 1990; Second Amendment to Lease, dated May 4, 1990; Third Amendment to Lease, dated August 22,
            1991; Fourth Amendment to Lease, dated March 15, 1994; and Fifth
            Amendment to Lease, dated September 25, 1996(1).........................
  10.15     Net Lease, dated February 24, 1989, between LaserData, Inc. and Vesper
            Properties I Trust; Amendment 1, dated September 11, 1991; Amendment No.
            2, dated August 31, 1994; and Amendment No. 3, dated July 24, 1997(1)...
  10.16     Asset Purchase Agreement, dated December 30, 1995, between the Company and LaserData, Inc.(1)..................................................

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
  NO.                                     DESCRIPTION                                     PAGE
-------     ------------------------------------------------------------------------  ------------
  10.17     Distributor Agreement, dated August 16, 1990, between the Company and
            Law-Cypress Distributing................................................
  10.18     Distributor Agreement, dated March 1, 1993, between the Company and Tech
            Data Corporation; Modification Agreement, dated September 24, 1996;
            Letter Amendment, dated October 16, 1996; Addendum, dated October 23,
            1996*...................................................................
  10.19     Distributor Agreement, dated July 25, 1990, between the Company and
            Cranel Inc.(1)..........................................................
  10.20     License Agreement, dated September 10, 1996, between the Company and
            CAERE Corporation*......................................................
  10.21     Software License Agreement, dated October 1, 1993, between the Company and Softbridge Inc.*....................................................
  10.22     Software License Agreement, dated June 1, 1993, between the Company and
            Pixel Translations, Inc.; Modification to Software License Agreement,
            dated July 1, 1995; and Modification to Software License Agreement,
            dated June 1, 1996*.....................................................
  10.23     Services Contract, dated September 25, 1995, between the Company and
            Midcontinent Business Systems, Inc.*....................................
  10.24     License Contract, dated July 1, 1996, between the Company and
            Midcontinent Business Systems, Inc.*....................................
  10.25     NEST SDK Developer Product Distribution License Exhibit, dated July 31,
            1996, between the Company and Novell, Inc.*.............................
  10.26     Temporary Distribution License, dated October 17, 1996, between the
            Company and Novell, Inc.(1).............................................
  11.1      Computation of pro forma net income (loss) per share(1).................
  23.1      Consent of Stradling, Yocca, Carlson & Rauth (see Exhibit 5.1)(1).......
  23.2      Consent of Deloitte & Touche LLP(1).....................................
  24.1      Power of Attorney (see page II-6)(1)....................................
  27.1      Financial Data Schedule(1)..............................................


---------------

(1) Previously filed.


 * Registrant has sought confidential treatment pursuant to Rule 406 for a portion of the referenced exhibit.